BioSpecifics Technologies Corp. Announces XIAFLEX®Progress in Two Pipeline Indications

– Auxilium Exercises Option to Expand XIAFLEX License to Include Additional Indication for Potential Treatment of Cellulite –

– FDA Accepts Supplemental Biologics License Application Filing for Treatment of Peyronie’s Disease –

LYNBROOK, NY – January 7, 2013 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX in the U.S. and XIAPEX® in Europe and Eurasia, today announced progress for XIAFLEX in two pipeline indications. BioSpecifics’ strategic partner Auxilium Pharmaceuticals, Inc. (Auxilium) has exercised its exclusive option under the Second Amended and Restated Development and License Agreement (“The Agreement”), dated as of August 31, 2011, to expand the field of its license for injectable collagenase to include the potential treatment of adult patients with edematous fibrosclerotic panniculopathy, commonly known as cellulite. As a result, BioSpecifics will receive a license fee payment of $500,000 from Auxilium. In addition, on December 27, 2012, the U.S. Food and Drug Administration (FDA) accepted for filing Auxilium’s supplemental Biologics License Application (sBLA) for XIAFLEX for the potential treatment of Peyronie's disease. As a result, BioSpecifics will also receive a modest milestone payment from Auxilium. The filing was granted standard review status and, under the Prescription Drug User Fee Act (PDUFA), the FDA is expected to take action on the application by September 6, 2013.

“We are very pleased to announce these two significant milestones for the XIAFLEX pipeline, which support the continued expansion of the very promising XIAFLEX franchise,” commented Thomas L. Wegman, President of BioSpecifics. “We believe both of these indications represent significant opportunities for XIAFLEX and we look forward to updating you on the clinical and regulatory progress this year.”

Auxilium’s exclusive, worldwide license has now been expanded, subject to the terms of The Agreement, to include all research, development, use, commercialization, marketing, sales and distribution rights for injectable collagenase for the potential treatment of cellulite. Auxilium plans to initiate a Phase IIa trial for this indication in the second half of 2013. The initial clinical trial utilizing injectable collagenase for the treatment of cellulite was conducted by BioSpecifics and showed promising Phase I results in the reduction of the appearance of cellulite.

Auxilium’s sBLA submission for XIAFLEX as a potential treatment for Peyronie’s disease is based on data from the Company’s IMPRESS (The Investigation for Maximal Peyronie's Reduction Efficacy and Safety Studies) Phase III clinical program and other controlled and uncontrolled clinical studies, in which over 1,000 Peyronie’s disease patients were enrolled and received over 7,400 injections of XIAFLEX. For more details on the IMPRESS clinical program and data from the two Phase III studies, please refer to Auxilium’s press release issued on December 27, 2012.

About Cellulite

Cellulite, also known medically as edematous fibrosclerotic panniculopathy (EFP), describes a condition, in which lobules of subcutaneous adipose tissue extend into the dermal layer. Cellulite can involve the loss of elasticity or shrinking of collagen cords, called septae, that attach the skin to lower layers of muscle. When fat in cellulite prone areas swells and expands, the septae tether the skin, which causes surface dimpling characteristic of cellulite. These changes can visibly affect the shape of the epidermis and resemble an orange peel-like dimpling of the skin.1 XIAFLEX treatment is intended to target and lyse, or break, those collagen tethers with the goal of releasing the skin dimpling and potentially resulting in smoothing of the skin.

1. Avram, Cellulite: a review of its physiology and treatment, Journal of Cosmetic Laser Therapy 2004; 6: 181–185

About Peyronie’s Disease

Peyronie's disease is characterized by the presence of inelastic collagen on the shaft of the penis, which can cause the penis to curve during erection, and may make sexual intercourse difficult or impossible in advanced cases. Significant psychological distress is common among sexually active patients with Peyronie's disease. Currently, there are no FDA-approved pharmaceutical therapies for this condition.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications. Injectable collagenase is currently marketed as XIAFLEX® in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord by Auxilium Pharmaceuticals, Inc. (Auxilium) and is approved for Dupuytren’s contracture in the European Union, Switzerland and Canada. XIAFLEX is also in clinical development for the treatment of several additional promising indications: Auxilium recently submitted a supplemental Biologics License Application (sBLA) to the FDA for XIAFLEX for the potential treatment of Peyronie’s disease based on positive results reported from its two Phase III clinical studies. Auxilium is also testing XIAFLEX for frozen shoulder syndrome (adhesive capsulitis) and cellulite in Phase IIa and Phase Ib clinical trials, respectively. BioSpecifics is currently managing the clinical development of XIAFLEX for the treatment of human lipoma and canine lipoma, which are both in Phase II clinical trials. Auxilium is currently partnered with Asahi Kasei Pharma Corporation for the development and commercialization of injectable collagenase for Dupuytren’s contracture and Peyronie’s disease in Japan and with Actelion Pharmaceuticals Ltd. for these same indications in Canada, Australia, Brazil and Mexico. Pfizer Inc. has marketing rights to XIAPEX® (the EU trade name for XIAFLEX) for Dupuytren’s contracture in 46 countries in Eurasia through April 24, 2013. For more information, please visit www.biospecifics.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements.” The forward-looking statements include statements concerning, among other things, the receipt of payments from Auxilium; the opportunities for XIAFLEX as a treatment for Peyronie’s disease and cellulite and the clinical and regulatory progress of such indications; and the timing for Auxilium initiating a Phase IIa clinical trial in cellulite. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics’ current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the ability of BioSpecifics’ partner, Auxilium, and its partners, Asahi Kasei Pharma Corporation and Actelion Pharmaceuticals Canada Inc., to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and initiation and outcome of clinical trials for, additional indications including frozen shoulder, human lipoma and canine lipoma, all of which will determine the amount of milestone, royalty and sublicense income BioSpecifics may receive; the potential of XIAFLEX to be used in additional indications; the timing of results of any clinical trials; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; whether royalty payments BioSpecifics is entitled to receive will exceed set-offs; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q for the first, second, and third quarters of 2012, and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com